SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASS OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

American Financial Realty Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland	020604479
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1725 The Fairway, Jenkintown, Pennsylvania	19046
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this Form relates: 233-103499

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Shares of Beneficial Interest, par value $0.001 per share	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act: None

This filing relates to the New York Stock Exchange Original Listing Application filed by the Registrant.

Item 1.    Description of Registrant’s Securities to be Registered.

A description of the Registrant’s common shares of beneficial interest is set forth under the caption “Description of Shares” in the prospectus included in the Registrant’s Registration Statement on Form S-11 (File No. 333-103499), initially filed with the Securities and Exchange Commission on February 28, 2003 (the “Registration Statement”) and all amendments to the Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended. Such portion of the Registration Statement and all amendments to the Registration Statement are hereby incorporated by reference.

Item 2.    Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

AMERICAN FINANCIAL REALTY TRUST

Dated May 2, 2003	By:	/s/ NICHOLAS S. SCHORSCH
Nicholas S. Schorsch, President and Chief Executive Officer